As Filed with the Securities and Exchange Commission on February 10, 2004
                               Registration Number
       ------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

       ------------------------------------------------------------------

                              BAS Consulting, Inc.
             (Exact name of registrant as specified in its charter)
       ------------------------------------------------------------------

         Nevada                                    81-0592184
(State or other jurisdiction            (I.R.S. Employer Identification Number)
of incorporation or organization)

                               5675B Baldwin Court
                               Norcross, GA. 30071
                    (Address of principal executive offices)

                              BAS Consulting, Inc.
                      2002 Non-Statutory Stock Option Plan
                            (Full title of the Plan)

                               Gary B. Wolff, P.C.
                                805 Third Avenue
                            New York, New York 10022
                            Telephone: (212) 644-6446
           (Name, address and telephone number of agent for service.)


CALCULATION OF REGISTRATION FEE 1
============================ ================= =================== ========================== =================
                                                 Proposed maximum       Proposed maximum
                                                offering price per  aggregate offering price
 Title of Securities to be    Amount to be            share                                       Amount of
        registered              registered                                                     registration fee
---------------------------- ----------------- ------------------- -------------------------- -----------------
       Common Stock
      $.001 par value          1,500,000              $.01                 $15,000                  $1.40
---------------------------- ----------------- ------------------- -------------------------- -----------------

-------------------------------------
1        Registration fee has been calculated in accordance with Rule 457(h)(1)
based upon the higher of the price at which existing options may be exercised or the book value of the securities computed as of the latest practicable date of September 30, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference

The following documents are incorporated by reference in the registration statement:

a. The registrant's effective Form 10-SB registration statement;

b. All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-SB referred to in (a) above; and

c. Not Applicable.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities

The total number of shares authorized which the corporation shall have authority to issue is Twenty Four (24,000,000) shares of Common Stock, par value $.001 per share without cumulative voting rights and without any preemptive rights and One Million (1,000,000) shares of Preferred Stock, par value $.001 per share.

Item 5.           Interest of Named Experts and Counsel

Not Applicable

Item 6.           Indemnification of Directors and Officers

Section 78 of the Nevada Revised Statutes contains certain provisions relating to the indemnification of officers and directors. Additionally, Article "XI" of the Registrant's Articles of Incorporation reads as follows:

"XI": The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS
78.751 or any other law then in effect or as it may hereafter be amended.

         The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

         The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the directors' or officers' acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Item 7.           Exemption from Registration Claimed

Not applicable

Item 8.           Exhibits

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.           Undertakings

a. The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           i.       To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                           iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in -periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

e. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 124c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

h. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                                 The Registrant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Norcross, Georgia on February 6, 2004.

                                                 BAS Consulting, Inc.

                                                 /s/ B. Alva Schoomer
                                                 ----------------------------
                                                 By: B. Alva Schoomer
                                                     President




Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Name                                             Date

/s/ B. Alva Schoomer
________________________                         February 6, 2004
B. Alva Schoomer
President and a Director

/s/ Stanley Priskie                              February 6, 2004
------------------------
Stanley Priskie
Director

Exhibit                                                       Page in Sequential
Index                                                            Number System

1.            Not Applicable
2.            Not Applicable
3.            Not Applicable
4.            Instruments defining the rights of security
              holders - 2002 Non-Statutory Stock Option Plan.          2
5.            Consent and Opinion of Gary B. Wolff, P.C., 805
              Third Avenue, New York, New York 10022 regarding
              legality of securities registered under this
              Registration Statement and to the references to
              such attorney in the Registration Statement on
              Form S-8                                                11
6.            Not Applicable
7.            Not Applicable
8.            Not Applicable
9.            Not Applicable
10.           Not Applicable
11.           Not Applicable
12.           Not Applicable
13.           Not Applicable
14.           Not Applicable
15.           Not Applicable
16.           Not Applicable
17.           Not Applicable
18.           Not Applicable
19.           Not Applicable
20.           Not Applicable
21.           Not Applicable
22.           Not Applicable
23.           Consent of Sherb & Co., LLP
              Certified Public Accountants for the Company for
              the calendar year ended December 31, 2002               12
24.           Not Applicable
25.           Not Applicable
26.           Not Applicable
27.           Not Applicable
99.           Prospectus dated December 31, 2002                      13

                                    Exhibit 4


                              BAS CONSULTING, INC.

                      2002 NON-STATUTORY STOCK OPTION PLAN

1.       Purpose of this Plan

This Non-Statutory Stock Option Plan (the "Plan") is intended as an employment incentive, to aid in attracting and retaining in the employ or service of BAS Consulting, Inc. (the "Company"), a Nevada corporation, and any Affiliated Corporation, persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company. This Plan provides for the issuance of non-statutory stock options ("NSOs" or "Options") which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Administration of this Plan

The Company's Board of Directors ("Board") may appoint and maintain as administrator of this Plan the Compensation Committee (the "Committee") of the Board which shall consist of at least three members of the Board. Until such time as the Committee is duly constituted, the Board itself shall have and fulfill the duties herein allocated to the Committee. The Committee shall have full power and authority to designate Plan participants, to determine the provisions and terms of respective NSOs (which need not be identical as to number of shares covered by any NSO, the method of exercise as related to exercise in whole or in installments, or otherwise), including the NSO price, and to interpret the provisions and supervise the administration of this Plan. The Committee may, in its discretion, provide that certain NSOs not vest (that is, become exercisable) until expiration of a certain period after issuance or until other conditions are satisfied, so long as not contrary to this Plan.

A majority of the members of the Committee shall constitute a quorum. All decisions and selections made by the Committee pursuant to this Plan's provisions shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. If at any time the Board shall consist of seven or more members, then the Board may amend this Plan to provide that the Committee shall consist only of Board members who shall not have been eligible to participate in this Plan (or similar stock or stock option plan) of the Company or its affiliates at any time within one year prior to appointment to the Committee.

All NSOs granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the holders of a majority of the Company's outstanding shares, and if such approval is not obtained, all NSOs previously granted shall be void. Each NSO shall be evidenced by a written agreement containing terms and conditions established by the Committee consistent with the provisions of this Plan.

3.       Designation of Participants

The persons eligible for participation in this Plan as recipients of NSOs shall include full-time and part-time employees (as determined by the Committee) and officers of the Company or of an Affiliated Corporation. In addition, directors of the Company or any Affiliated Corporation who are not employees of the Company or an Affiliated Corporation and any attorney, consultant or other adviser to the Company or any Affiliated Corporation shall be eligible to participate in this Plan. For all purposes of this Plan, any director who is not also a common law employee and is granted an option under this Plan shall be considered an "employee" until the effective date of the director's resignation or removal from the Board of Directors, including removal due to death or disability. The Committee shall have full power to designate, from among eligible individuals, the persons to whom NSOs may be granted. A person who has been granted an NSO hereunder may be granted an additional NSO or NSOs, if the Committee shall so determine. The granting of an NSO shall not be construed as a contract of employment or as entitling the recipient thereof to any rights of continued employment.

4.       Stock Reserved for this Plan

Subject to adjustment as provided in Paragraph 9 below, a total of 1,500,000 shares of Common Stock ("Stock"), of the Company shall be subject to this Plan. The Stock subject to this Plan shall consist of un-issued shares or previously issued shares reacquired and held by the Company or any Affiliated Corporation, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding NSOs at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. Should any NSO expire or be canceled prior to its exercise in full, the unexercised shares theretofore subject to such NSO may again be subjected to an NSO under this Plan.

5.       Option Price

The purchase price of each share of Stock placed under NSO shall not be less than ten percent (10%) of the fair market value of such share on the date the NSO is granted. The fair market value of a share on a particular date shall be deemed to be the average of either (i) the highest and lowest prices at which shares were sold on the date of grant, if traded on a national securities exchange, (ii) the high and low prices reported in the consolidated reporting system, if traded on a "last sale reported" system, such as NASDAQ, or (iii) the high bid and high asked price for over-the-counter securities. If no transactions in the Stock occur on the date of grant, the fair market value shall be determined as of the next earliest day for which reports or quotations are available. If the common shares are not then quoted on any exchange or in any quotation medium at the time the option is granted, then the Board of Directors or Committee will use its discretion in selecting a good faith value believed to represent fair market value based on factors then known to them. The cash proceeds from the sale of Stock are to be added to the general funds of the Company.

6.       Exercise Period

a) The NSO exercise period shall be a term of not more than ten (10) years from the date of granting of each NSO and shall automatically terminate:

1) Upon termination of the optionee's employment with the Company for cause;

2) At the expiration of twelve (12) months from the date of termination of the optionee's employment with the Company for any reason other than death, without cause; provided, that if the optioned dies within such twelve month period, subclause (iii) below shall apply; or

3) At the expiration of fifteen (15) months after the date of death of the optioned.

b) "Employment with the Company" as used in this Plan shall include employment with any Affiliated Corporation, and NSOs granted under this Plan shall not be affected by an employee's transfer of employment among the Company and any Parent or Subsidiary thereof. An optionee's employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave, maternity leave or sick leave.

7.       Exercise of Options

a) The Committee, in granting NSOs, shall have discretion to determine the terms upon which NSOs shall be exercisable, subject to applicable provisions of this Plan. Once available for purchase, un-purchased shares of Stock shall remain subject to purchase until the NSO expires or terminates in accordance with Paragraph 6 above. Unless otherwise provided in the NSO, an NSO may be exercised in whole or in part, one or more times, but no NSO may be exercised for a fractional share of Stock.

b) NSOs may be exercised solely by the optioned during his lifetime, or after his death (with respect to the number of shares which the optioned could have purchased at the time of death) by the person or persons entitled thereto under the decedent's will or the laws of descent and distribution.

c) The purchase price of the shares of Stock as to which an NSO is exercised shall be paid in full at the time of exercise and no shares of Stock shall be issued until full payment is made therefore. Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order or (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital raising transaction,
         (iii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optioned, the optionee's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of shares of Stock being purchased upon exercise of the NSO or (iv) by delivery of shares of corporate stock which are freely tradable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the shares of Stock being purchased under the NSO, or (v) a combination of cash, services, Delivered Stock or other corporate shares. An NSO shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company. No holder of an NSO shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any shares of Stock purchasable upon exercise of any part of an NSO unless and until certificates representing such shares shall have been issued by the Company to him or her.

8.       Assignability

No NSO shall be assignable or otherwise transferable (by the optioned or otherwise) except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999 and in particular that portion thereof which expands upon transferability as is contained in Article III entitled "Transferable Options and Proxy Reporting" as indicated in Section A 1 through 4 inclusive and Section B thereof. No NSO shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process.

9.       Reorganizations and Recapitalizations of the Company

a) The existence of this Plan and NSOs granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or the other corporation act or proceeding, whether of a similar character or otherwise.

b) The shares of Stock with respect to which NSOs may be granted hereunder are shares of the Common Stock of the Company as currently constituted. If, and whenever, prior to delivery by the Company of all of the shares of Stock which are subject to NSOs granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, then the number of shares of Stock available under this Plan and the number of shares of Stock with respect to which NSOs granted hereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

c) If the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, there shall be substituted for the shares of Stock subject to the unexercised portions of outstanding NSOs an appropriate number of shares of each class of stock or other securities which were distributed to the shareholders of the Company in respect of such shares of Stock in the case of a reorganization, merger, consolidation or plan of exchange; provided, however, that all such NSOs may be canceled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each optioned or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding NSOs for a period of not less than thirty
         (30) days during the sixty (60) days next preceding such effective date.

d) Except as expressly provided above, the Company's issuance of shares of Stock of any class, or securities convertible into shares of Stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into shares of Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to NSOs granted hereunder or the purchase price of such shares.

10.      Purchase for Investment

Unless the shares of Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an NSO under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

11.      Effective Date and Expiration of this Plan

This Plan shall be effective as of December 31, 2002 the date of its adoption by the Board, subject to the approval of the Company's shareholders, and no NSO shall be granted pursuant to this Plan after its expiration. This Plan shall expire on December 30, 2012 except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

12.      Amendments or Termination

The Board may amend, alter or discontinue this Plan at any time in such respects as it shall deem advisable in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt this Plan or any NSOs granted thereunder from the operation of Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or in any other respect not inconsistent with Section 16(b) of the Exchange Act; provided, that no amendment or alteration shall be made which would impair the rights of any participant under any NSO theretofore granted, without his consent (unless made solely to conform such NSO to, and necessary because of, changes in the foregoing laws, rules or regulations), and except that no amendment or alteration shall be made without the approval of shareholders which would:

a) Decrease the NSO price provided for in Paragraph 5 (except as provided in Paragraph 9), or change the classes of persons eligible to participate in this Plan as provided in Paragraph 3; or

b)       Extend the NSO period provided for in Paragraph 6; or

c) Materially increase the benefits accruing to participants under this Plan; or

d) Materially modify the requirements as to eligibility for participation in this Plan; or

e)       Extend the expiration date of this Plan as set forth in Paragraph 11.

13.      Government Regulations

This Plan, and the granting and exercise of NSOs hereunder, and the obligation of the Company to sell and deliver shares of Stock under such NSOs, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.      Liability

No member of the Board of Directors, the Committee or officers or employees of the Company or any Affiliated Corporation shall be personally liable for any action, omissions or determination made in good faith in connection with this Plan.

15.      Miscellaneous

The term "Affiliated Corporation" used herein shall mean any Parent or Subsidiary.

a) The term "Parent" used herein shall mean any corporation owning 50 percent or more of the total combined voting stock of all classes of the Company or of another corporation qualifying as a Parent within this definition.

b) The term "Subsidiary" used herein shall mean any corporation more than 50 percent of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

16.      Options in Substitution for Other Options

The Committee may, in its sole discretion, at any time during the term of this Plan, grant new options to an employee under this Plan or any other stock option plan of the Company on the condition that such employee shall surrender for cancellation one or more outstanding options which represent the right to purchase (after giving effect to any previous partial exercise thereof) a number of shares, in relation to the number of shares to be covered by the new conditional grant hereunder, determined by the Committee. If the Committee shall have so determined to grant such new options on such a conditional basis ("New Conditional Options"), no such New Conditional Option shall become exercisable in the absence of such employee's consent to the condition and surrender and cancellation as appropriate. New Conditional Options shall be treated in all respects under this Plan as newly granted options. Option may be granted under this Plan from time to time in substitution for similar rights held by employees of other corporations who are about to become employees of the Company or an Affiliated Corporation, or the merger or consolidation of the employing corporation with the Company or an Affiliated Corporation, or the acquisition by the Company or an Affiliated Corporation of the assets of the employing corporation, or the acquisition by the Company or an Affiliated Corporation of stock of the employing corporation as the result of which it becomes an Affiliated Corporation.

17.      Withholding Taxes

Pursuant to applicable federal and state laws, the Company may be required to collect withholding taxes upon the exercise of a NSO. The Company may require, as a condition to the exercise of a NSO, that the optioned concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Company in its discretion may determine. In lieu of part or all of any such payment, the optioned may elect to have the Company withhold from the shares to be issued upon exercise of the option that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

18. Transferability in accordance With SEC Release No. 33-7646 entitled "Registration of Securities on Form S-8" as effective April 7, 1999

Notwithstanding anything to the contrary as may be contained in this Plan regarding rights as to transferability or lack thereof, all options granted hereunder may and shall be transferable to the extent permitted in accordance with SEC Release No. 33-7646 entitled "Registration of Securities on Form S-8" as effective April 7, 1999 and in particular in accordance with that portion of such Release which expands Form S-8 to include stock option exercise by family members so that the rules governing the use of Form S-8 (a) do not impede legitimate intra family transfer of options and (b) may facilitate transfer for estate planning purposes - all as more specifically defined in Article III, Sections A and B thereto, the contents of which are herewith incorporated by reference.




                                                 BAS Consulting, Inc.

                                                 /s/ B. Alva Schoomer
                                                 ----------------------------
                                                 By: B. Alva Schoomer
                                                     President

                         CERTIFICATION OF PLAN ADOPTION

I, the undersigned President of this Corporation, hereby certify that the foregoing BAS Consulting, Inc. Non-Statutory Stock Option Plan was duly approved by the Company's Board of Directors and the BAS Consulting, Inc. requisite number of holders of the issued and outstanding Common Stock of this corporation as of December 31, 2002.



                                                 BAS Consulting, Inc.

                                                 /s/ B. Alva Schoomer
                                                 ----------------------------
                                                 By: B. Alva Schoomer
                                                     President

(SEAL)

                                OPTION AGREEMENT



The undersigned hereby grants __________________(pursuant to the BAS Consulting, Inc. 2002 Non-Statutory Stock Option Plan dated December 31, 2002 attached hereto) an option to purchase ____ shares of BAS Consulting, Inc. (the "Corporation").

Option Period. This option shall be for a period of ____ years from the date of this Option Agreement ("Option Period").

Option Price. The option price shall be $ per share for an aggregate of $ if the entire shares are purchased. The option price of the shares of Common Stock shall be paid in full at the time of exercise and no shares of Common Stock shall be issued until full payment is made therefore. Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the undersigned's Common Stock which have been beneficially owned by the optioned, the optioned's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of shares of Stock being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the shares of Stock being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares.

Shareholder Rights. No holder of an Option shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any shares of Common Stock purchasable upon exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Corporation to him or her.

Determination of Exercise Date. This Option or a portion of this Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Corporation.

Date:
                                                 BAS Consulting, Inc.

                                                 -------------------------------
                                                 By: B. Alva Schoomer, President
gary b. wolff, p.c.
  Counselor At Law




                                Exhibits 5 and 23


February 9,  2004


                         CONSENT AND OPINION OF COUNSEL


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549-1004

Gentlemen:

I am securities counsel to BAS Consulting, Inc., a Nevada Corporation (the "Company"). I have, in such capacity, examined and am familiar with the Articles of Organization, as amended to date, and the By-laws of the Company, and have examined the records of corporate proceedings. I have also examined and am familiar with such other documents as I have considered necessary for rendering my opinion hereinafter set forth.

Based upon the foregoing, I am of the opinion that the shares of Common Stock, $.001 par value, of the Company reserved for issuance under the BAS Consulting, Inc. 2002 Non-Statutory Stock Option Plan dated December 31, 2002, will, when issued in accordance with the terms of such plan, be legally issued, fully paid and non-assessable.

In addition, I hereby consent to the use of our name in the above opinion filed with the Registration Statement on Form S-8.

Very truly yours,

/s/ Gary B. Wolff

Gary B. Wolff

GBW:hk

                                SHERB & CO., LLP
                                805 Third Avenue
                            New York, New York 10022
                                  212-838-5100
                                Fax 212-838-2676


                                   Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement of BAS Consulting, Inc. on Form S-8 of our report dated February 14, 2003 of our audit of the financial statements of BAS Consulting, Inc. as of period ended December 31, 2002 with respect to its financial statements, which report was included in its Form 10-SB as amended to date.



                                                     /s/ Sherb & Co., LLP

                                                         SHERB & CO., LLP





New York, New York
February 10, 2004

                                   Exhibit 99

                                   PROSPECTUS
                              BAS Consulting, Inc..
                               5675B Baldwin Court
                               Norcross, GA. 30071
                            Telephone: (770) 417-1664

          2002 Non-Statutory Stock Option Plan, dated December 31, 2002
                     Shares Of Common Stock, $.001 Par Value

This Prospectus relates to the BAS Consulting, Inc.. 2002 Non-Statutory Stock Option Plan, dated December 31, 2002 (the "Stock Option Plan"), pursuant to which officers, directors, attorneys, consultants, other advisors and other employees of BAS Consulting, Inc.. (the "Company") and its Affiliates are eligible to receive shares of Common Stock of the Company (the "Stock Option Shares") in consideration for their past services. Participants in the Stock Option Plan may make payment for the Stock Option Shares either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of Stock Option Shares being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares.

Since the sale of any securities of the Company by "affiliates" of the Company may not be made without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom (such as that provided by Rule 144 thereunder), the Company plans to advise those participants in the Stock Option Plan who may be "affiliates" of the Company, as such term is defined in Rule 144, (the Company and such participants not so conceding) that any such sales by participants who are not "affiliates" of the Company may be effected without compliance with the registration and prospectus delivery requirements of the Act.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is December 31, 2002

A copy of any document or part thereof incorporated by reference in the Registration Statement or any other documents required to be delivered to participants pursuant to Rule 428(b) of the Securities Act but not delivered with this Prospectus will be furnished without charge upon written request. Requests should be addressed to: 2002 Non-Statutory Stock Option Plan, Bas
Consulting, Inc., 5675B Baldwin Court, Norcross, GA. 30071, Telephone: (770) 417-1664.

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files, reports and other information with the Securities and Exchange Commission. The reports and other information filed by the Company can be inspected at the public reference facilities maintained by the Commission in Washington, D.C., 450 Fifth Street, Washington, D.C. 20549; the Midwest Regional Office, Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511; the Pacific Regional Office, 5670 Wilshire Blvd., 11th Floor, Los Angeles, California 90036-3648; and the New York Office, 233 Broadway, New York, New York 10279. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Additionally, our SEC filings are available to the public via the internet at the SEC's website at www.sec.gov.

No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                                   The Company

         BAS Consulting, Inc. was incorporated in the state of Nevada on December 18, 2002 to be a consulting firm. Our mission is to provide consulting services to:


o        Technology, service and manufacturing companies, and

o Financial services companies and others considering investments in technology companies.

We will not assist clients directly in raising or soliciting capital or conducting any negotiations with potential funding sources for financing, but will be available in our role as a consulting firm, to discuss structuring concepts to the extent permitted, so long as same does not involve activities whereby we would be required to register with the SEC as a broker/dealer. Accordingly, we will not effect any transaction in, or induce, or attempt to induce the purchase or sale of any securities (unless otherwise exempt under the '34 Exchange Act) for the account of others. We will not engage in the business of buying and selling securities for our own account through a broker or otherwise.

We commenced operations and entered into certain engagement agreements to be performed entirely by our founder. These engagements have since been cancelled due to the fact that the manner of compensation which we might have otherwise received was contingent upon certain event (including closings of transactions between un-affiliated third-parties introduced to each other by us) which would necessitate our registering with the SEC as a broker/dealer.

Strategy

         We will use our founder/president's contact base to identify initial clients. Our president, who is currently our sole employee, has more than 30 years of experience in senior positions involved with providing solutions or guidance to technology and manufacturing issues. Throughout his career, he has specialized in applying scientific and analytic techniques to help business enterprises increase their profitability and value. Much of his work has been to define, or redefine, how a business is structured, and often to design, integrate and install automated systems that increase the value of a business by producing substantial increases in productivity. In many cases, achieving targeted goals required major financial, organizational and cultural changes within the client organization. This experience has provided him with a wide range of contacts in the investment banking, science and technology communities. We will approach these contacts in order to obtain potential client referrals. Our method of contact will be in person, by telephone and through mailings. Our approach will be:

Technology and manufacturing companies

         Advise principals and management concerning the utility of existing or planned technology and products and assist them in devising effective and efficient manufacturing and distribution models. We will also be available to assist companies in making decisions about research and development alternatives.

         We will work with and engage independent consultants to:

o        Prepare or assist in the preparation of business plans; and

o        Assess technology and markets.

Initially, the independent consultants will be individuals or groups with whom our president is familiar or with whom our president has undertaken projects in the past. If we obtain significant numbers of engagements, we anticipate increasing our base of consultants. The purpose of using outside consultants is to have access to skilled professionals on an "as needed" basis without incurring fixed costs. As part of our services, we will also provide clients with advice on making their business more interesting or attractive to investors. Our target market will be small and medium sized companies that have limited resources and need to decide how to allocate those resources among potential projects. We will also work with companies that need to become more efficient by introducing automated manufacturing processes.

Financial firms

         We will market our services to financial firms primarily by being available to assist those firms in planning or performing due diligence procedures. Many potential investors, venture organizations and others consider investment opportunities in areas where they lack the technical knowledge to assess or even understand the underlying technology of the proposed investee. We will assist those companies to develop a cost effective program to verify, confirm, assess and evaluate the technology or business of prospective acquirees, investees or undertakings.

         We plan to operate domestically and will market our services through other professional service firms, principally local and regional accounting, consulting and law firms. We anticipate working with young private companies, as well as small public companies, that lack the resources to obtain services from older more established firms and which have little or no access to venture capital. We will attempt to negotiate fixed minimum fees for engagements as well as non-contingent hourly fees for services rendered, but will not undertake engagements whereby the fee is based upon contingencies (such as closings). We anticipate that our typical engagements with technology or manufacturing companies will be for terms of six to eighteen months and will seek renewals wherever possible. Due diligence engagements will typically be for terms of a month or less.

         We are contacting our base of contacts to seek client engagements. We do not believe that we need funding to commence initial operations because we do not have a capital intensive business plan and can also use independent contractors to assist in many projects. We will use funding, if obtained, to cover the salary of our president and to pay for marketing materials and proposal efforts. We may seek venture or private capital immediately in the near future. Such funding, which would not exceed $100,000 will, if obtained, be used to pay salaries and for the production of marketing materials. However, we have commenced operations and solicited engagements even though no funding has been obtained. The private capital will be sought from former business associates of our president or private investors referred to us by those associates. If a market for our shares ever develops, of which there can be no assurances, we will use shares to compensate employees/consultants wherever possible. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

         Competition in our industry is intense and most of our competitors have greater financial resources than we do. Competition will come from a wide variety of consulting and engineering service firms. We intend to compete based on the reputation and contacts of our founder and the creative and practical approach to services that we offer.

         For further and more specific information regarding the Company's business activities and proposed activities reference is herewith made to the
Company's: (i) Form 10-SB as amended to date, and in particular (but not limited to) Item 1 "Description of Business" thereof ; and (ii) '34 Exchange Act filings with the SEC.

     General Information Regarding The 2002 Non-Statutory Stock Option Plan

The Employers. The Company has its principal executive offices located at 5675B Baldwin Court, Norcross, GA. 30071, Telephone: (770) 417-1664

Purposes. The Stock Option Plan was adopted by the Board of Directors of the Company on December 31, 2002 and subsequently approved by the consent of the requisite shareholders on December 31, 2002 and is intended as an employment incentive, to aid in attracting and retaining in the employ or service of the Company and any Affiliated Corporation, persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons, and to stimulate the active interest of such persons in the development and success of the Company.

Period of Stock Option Plan. The Stock Option Plan shall expire on December 30, 2012 except as to Nonqualified Stock Options then outstanding, which shall remain in effect until they have expired or been exercised.

Administration. The Company's Board of Directors ("Board") may appoint and maintain as administrator of the Stock Option Plan, the Compensation Committee (the "Committee") of the Board which shall consist of at least three members of the Board. Until such time as the Committee is duly constituted, the Board itself shall have and fulfill the duties herein allocated to the Committee. The Committee shall have full power and authority to designate Stock Option Plan participants, to determine the provisions and terms of respective Options (which need not be identical as to number of shares covered by any Option, the method of exercise as related to exercise in whole or in installments, or otherwise, including the Option price) and to interpret the provisions and supervise the administration of the Stock Option Plan. The Committee may, in its discretion, provide that certain Options not vest (that is, become exercisable) until expiration of a certain period after issuance or until other conditions are satisfied, so long as not contrary to the Stock Option Plan.

A majority of the members of the Committee shall constitute a quorum. All decisions and selections made by the Committee pursuant to the Stock Option Plan's provisions shall be made by a majority of its members. Any decision reduced to writing and signed by all of the members shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it deems advisable. If at any time the Board shall consist of seven or more members, then the Board may amend the Stock Option Plan to provide that the Committee shall consist only of Board members who shall not have been eligible to participate in the Stock Option Plan (or similar stock or stock option plan) of the Company or its affiliates at any time within one year prior to appointment to the Committee.

Reorganizations and Recapitalizations of the Company

a. The existence of the Stock Option Plan and Options granted thereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale, exchange or transfer of all or any part of its assets or business, or any other corporation act or proceeding, whether of a similar character or otherwise.

b. The Stock Option Shares are shares of the Common Stock of the Company as currently constituted. If, and whenever, prior to delivery by the Company of all of the Stock Option Shares which are subject to Options granted thereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a Stock dividend, a stock split, combination of shares (reverse stock split) or recapitalization or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, then the number of Stock Option Shares available under the Stock Option Plan and the number of Stock Option Shares with respect to which Options granted thereunder may thereafter be exercised shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced; and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration payable per share shall be proportionately increased.

c. If the Company is reorganized, merged, consolidated or party to a plan of exchange with another corporation pursuant to which shareholders of the Company receive any shares of stock or other securities, there shall be substituted for the Stock Option Shares subject to the unexercised portions of outstanding Options an appropriate number of shares of each class of stock or other securities which were distributed to the shareholders of the Company in respect of such Stock Option Shares in the case of a reorganization, merger, consolidation or plan of exchange; provided, however, that all such Options may be canceled by the Company as of the effective date of a reorganization, merger, consolidation, plan of exchange, or any dissolution or liquidation of the Company, by giving notice to each optionee or his personal representative of its intention to do so and by permitting the purchase of all the shares subject to such outstanding Options for a period of not less than thirty (30) days during the sixty (60) days next preceding such effective date.

d. Except as expressly provided above, the Company's issuance of Stock Option Shares of any class, or securities convertible into Stock Option Shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into Stock Option Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Stock Option Shares subject to Options granted thereunder or the purchase price of such shares.

A copy of the Stock Option Plan is attached hereto as Exhibit A.

                            Securities To Be Offered

Subject to adjustment, a total of One Million Five Hundred Thousand (1,500,000) shares of Common Stock ("Stock"), of the Company shall be subject to the Stock Option Plan. The Common Stock subject to the Stock Option Plan shall consist of un-issued shares or previously issued shares reacquired and held by the Company or any Affiliated Corporation, and such amount of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding Options at the termination of the Stock Option Plan shall cease to be reserved for the purpose of the Stock Option Plan, but until termination of the Stock Option Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Stock Option Plan. Should any Option expire or be canceled prior to its exercise in full, the unexercised shares theretofore subject to such Option may again be subjected to an Option under the Stock Option Plan.

On December 31, 2002, the Board of Directors adopted and stockholders approved the Stock Option Plan and authorized the issuance of up to 1,500,000 Common Shares to be subject to the Stock Option Plan.

                              Eligible Participants

The persons eligible for participation in the Stock Option Plan as recipients of Options shall include full-time and part-time employees (as determined by the Committee) and officers of the Company or of an Affiliated Corporation. In addition, directors of the Company or any Affiliated Corporation who are not employees of the Company or an Affiliated Corporation and any attorney, consultant or other adviser to the Company or any Affiliated Corporation shall be eligible to participate in the Stock Option Plan. For all purposes of the Stock Option Plan, any director who is not also a common law employee and is granted an option under the Stock Option Plan shall be considered an "employee" until the effective date of the director's resignation or removal from the Board of Directors, including removal due to death or disability. The Committee shall have full power to designate, from among eligible individuals, the persons to whom Options may be granted. A person who has been granted an Option thereunder may be granted an additional Option or Options, if the Committee shall so determine. The granting of an Option shall not be construed as a contract of employment or as entitling the recipient thereof to any rights of continued employment.

            Purchase Of Securities Pursuant To The Stock Option Plan
                       And Payment For Securities Offered

Consideration for Shares Issued Under the Stock Option Plan. The purchase price of the Stock Option Shares as to which an Option is exercised shall be paid in full at the time of exercise and no Stock Option Shares shall be issued until full payment is made therefore. Payment shall be made either (i) in cash, represented by bank or cashier's check, certified check or money order (ii) in lieu of payment for bona fide services rendered, and such services were not in connection with the offer or sale of securities in a capital-raising transaction, (iii) by delivering shares of the Company's Common Stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six (6) months prior to the time of exercise (the "Delivered Stock") in a number equal to the number of Stock Option Shares being purchased upon exercise of the Option or (iv) by delivery of shares of corporate stock which are freely tradeable without restriction and which are part of a class of securities which has been listed for trading on the NASDAQ system or a national securities exchange, with an aggregate fair market value equal to or greater than the exercise price of the Stock Option Shares being purchased under the Option, or (v) a combination of cash, services, Delivered Stock or other corporate shares. An Option shall be deemed exercised when written notice thereof, accompanied by the appropriate payment in full, is received by the Company. No holder of an Option shall be, or have any of the rights and privileges of, a shareholder of the Company in respect of any Stock Option Shares purchasable upon exercise of any part of an Option unless and until certificates representing such shares shall have been issued by the Company to him or her.

Exercise Period and Termination. The nonqualified stock options exercise period shall be a term of not more than ten (10) years from the date of granting of each nonqualified stock option and shall automatically terminate:

         i. Upon termination of the optionee's employment with the Company for cause;

         ii. At the expiration of twelve (12) months from the date of termination of the optionee's employment with the Company for any reason other than death, without cause; provided, that if the optionee dies within such twelve-month period, sub-clause (iii) below shall apply; or

         iii. At the expiration of fifteen (15) months after the date of death of the optionee.

Employment with the Company as used in the Stock Option Plan shall include employment with any Affiliated Corporation and nonqualified stock options granted under the Stock Option Plan shall not be affected by an employee's transfer of employment among the Company and any Parent or Subsidiary thereof. An optionee's employment with the Company shall not be deemed interrupted or terminated by a bona fide leave of absence (such as sabbatical leave or employment by the Government) duly approved, military leave, maternity leave or sick leave.

Option Price. The Stock Option Plan provides that the option price with respect to each option will not be less than Ten (10%) percent of the fair market value of such share on the date the option is granted. The fair market value of a share on a particular date shall be deemed to be the average of either (i) the highest and lowest prices at which shares were sold on the date of grant, if traded on a national securities exchange, (ii) the high and low prices reported in the consolidated reporting system, if traded on a "last sale reported" system, such as NASDAQ, or (iii) the high bid and high asked price for over-the-counter securities. If no transactions in the stock occur on the date of grant, the fair market value shall be determined as of the next earliest day for which reports or quotations are available. If the common shares are not then quoted on any exchange or in any quotation medium at the time the option is granted, then the Board of Directors or Committee will use its discretion in selecting a good faith value believed to represent fair market value based on factors then known to them.

Transferability.

         a. Options granted under the Stock Option Plan are transferable by the holder (a) by will or the laws of descent and distribution and (b) to the extent permitted by Form S-8 as amended April 7, 1999. If a participant dies during employment or within three months thereafter, the option granted to him may be exercised by his legal representative to the extent set forth therein until either the expiration of the option or within one year after the date of death, whichever comes first.

         b. Notwithstanding anything to the contrary as may be contained in this Plan regarding rights as to transferability or lack thereof, all options granted hereunder may and shall be transferable to the extent permitted in accordance with SEC Release No. 33-7646 entitled "Registration of Securities on Form S-8" as effective April 7, 1999 and in particular in accordance with that portion of such Release which expands Form S-8 to include stock option exercise by family members so that the rules governing the use of Form S-8 (a) do not impede legitimate intra family transfer of options and (b) may facilitate transfer for estate planning purposes - all as more specifically defined in Article III, Sections A and B thereto, the contents of which are herewith incorporated by reference.

                                  Assignability

No Option shall be assignable or otherwise transferable (by the optionee or otherwise) except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999 and in particular that portion thereof which expands upon transferability as is contained in Article III entitled "Transferable Options and Proxy Reporting" as indicated in Section A 1 through 4 inclusive and Section B thereof. No Option shall be pledged or hypothecated in any manner, whether by operation of law or otherwise, nor be subject to execution, attachment or similar process.

                                   Amendments

The Board may amend, alter or discontinue the Stock Option Plan at any time in such respects as it shall deem advisable in order to conform to any change in any other applicable law, or in order to comply with the provisions of any rule or regulation of the Securities and Exchange Commission required to exempt the Stock Option Plan or any Options granted thereunder from the operation of
Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or in any other respect not inconsistent with Section 16(b) of the Exchange Act; provided, that no amendment or alteration shall be made which would impair the rights of any participant under any Option theretofore granted, without his consent (unless made solely to conform such Option to, and necessary because of, changes in the foregoing laws, rules or regulations), and except that no amendment or alteration shall be made without the approval of shareholders which would:

a. Decrease the Option price provided for in Paragraph 5 (except as provided in Paragraph 9), or change the classes of persons eligible to participate in the Stock Option Plan as provided in Paragraph 3; or

b. Extend the Option period provided for in Paragraph 6; or

c. Materially increase the benefits accruing to participants under the Stock Option Plan; or

d. Materially modify the requirements as to eligibility for participation in the Stock Option Plan; or

e. Extend the expiration date of the Stock Option Plan as set forth in Paragraph 11 of the Stock Option Plan.

                 Tax Effects Of Stock Option Plan Participation

Tax Treatment to the Participants. The Stock Option Plan provides for the grant of nonqualified stock options. A description of these options and certain federal income tax aspects associated therewith is set forth below. Because tax results may vary due to individual circumstances, each participant in the Stock Option Plan is urged to consult his personal tax adviser with respect to the tax consequences of the exercise of an option or the sale of stock received upon the exercise thereof, especially with respect to the effect of state tax laws.

Federal Income Tax Treatment of Nonqualified Stock Options. No income is recognized by an optionee when a non-qualified stock option is granted. Except as described below, upon exercise of a nonqualified stock option, an optionee is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the option price paid and the then fair market value of the Common Stock acquired. The Company is entitled to a deduction at the same time and in a corresponding amount. The optionee's basis in the Common Stock acquired upon exercise of a nonqualified stock option is equal to the option price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is treated as capital gain or loss.

Stock acquired by "insiders' (i.e., officers, directors or persons holding 10% or more of the stock of the Company who are subject to the restrictions on short-swing trading imposed by Section 16(b) of the Securities Exchange Act of
1934) upon exercise of nonqualified stock options constitutes "restricted property" and, unless the optionee elects otherwise, the recognition of income upon exercise is deferred to the date upon which the stock acquired upon exercise may first be sold without incurring Section 16(b) liability (generally six months after exercise). If such an optionee does not elect to recognize income upon exercise, the insider will realize ordinary income in an amount equal to the difference between the option price and the fair market value on the date the stock may first be sold without incurring Section 16(b) liability.

                     Restrictions On Resale Of Common Stock

While the Stock Option Plan does not place restrictions on re-sales of Common Stock acquired thereunder, shares acquired under the Stock Option Plan by an "affiliate," as that term is defined in Rule 405, under the Securities Act of 1933, may only be resold pursuant to the registration requirements of the Act, Rule 144 or another applicable exemption therefrom. Generally, sales of securities, including Common Stock of the Company, are subject to antifraud provisions contained in federal and state securities laws. Acquisitions (including acquisitions under the Stock Option Plan) and dispositions of Common Stock of the Company by an officer, director or affiliate of the Company within any six month period may give rise to the right of the Company to recapture any profit from such transactions pursuant to Section 16(b) of the Securities Exchange Act of 1934.

It is advisable for a participant to consult with legal counsel concerning the securities law implications of his exercise of options and his acquisition or disposition of shares of Common Stock under the Stock Option Plan.

                                  Legal Matters

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022.

                    Indemnification Of Officers And Directors

Section 78 of the Nevada Revised Statutes contains certain provisions relating to the indemnification of officers and directors. Additionally, Article "XI" of the Registrant's Articles of Incorporation reads as follows:

"XI": The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS
78.751 or any other law then in effect or as it may hereafter be amended.

         The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

         The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the directors' or officers' acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

                 Incorporation Of Certain Documents By Reference

The following documents are incorporated by reference in the registration statement:

a. The registrant's effective Form 10-SB registration statement.

b. All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-SB referred to in (a) above; and

c. Not Applicable.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                               Further Information

A Registration Statement on Form S-8 was filed by the Company with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933. This Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities to which this Prospectus relates. Statements herein contained concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                                TABLE OF CONTENTS


The Company..................................................................10
General Information Regarding The 2002 Non-Statutory Stock Option Plan.......12
   The Employers.............................................................12
   Purposes..................................................................12
   Period of Stock Option Plan...............................................12
   Administration............................................................12
   Reorganizations and Recapitalizations of the Company......................13
Securities To Be Offered.....................................................14
Eligible Participants........................................................15
Purchase Of Securities Pursuant To The Stock Option Plan.....................15
   Consideration for Shares Issued Under the Stock Option Plan...............15
   Exercise Period and Termination...........................................16
   Option Price..............................................................16
   Transferability...........................................................16
Assignability................................................................17
Amendments...................................................................17
Tax Effects Of Stock Option Plan Participation...............................18
   Tax Treatment to the Participants.........................................18
   Federal Income Tax Treatment of Nonqualified Stock Options................18
Restrictions On Resale Of Common Stock.......................................18
Legal Matters................................................................19
Indemnification Of Officers And Directors....................................19
Incorporation Of Certain Documents By Reference..............................19
Further Information..........................................................20

Exhibit A - 2002 Non-Statutory Stock Option Plan dated December 31, 2002